                                  EXHIBIT 21.1
                         RECKSON ASSOCIATES REALTY CORP.
                            STATEMENT OF SUBSIDIARIES



Name                                                 State of Organization
-------------------------------------------------    ---------------------
Reckson Operating Partnership, L. P.                 Maryland
Omni Partners, L. P.                                 Delaware
Reckson FS Limited Partnership                       Delaware
Metropolitan Partners, LLC                           Delaware
Reckson Management Group, Inc.                       New York
RANY Management Group, Inc.                          New York
Reckson Construction Group, Inc.                     New York
RT Tri-State LLC                                     Delaware
Metropolitan 919 3rd Avenue LLC                      Delaware
1350 LLC                                             Delaware
Magnolia Associates, LTD                             Florida
Metropolitan 810 7th Avenue, LLC                     Delaware
100 Wall Company, LLC                                New York
Reckson Construction and Development, LLC            Delaware
Reckson 1185 Avenue of the Americas, LLC             Delaware